UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported): May 27, 2005

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, PA	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	7.01. Regulation FD Disclosure

On May 27, 2005, the Registrant will hold a call on which it will provide a mid-quarter business update. The Registrant will reiterate its previous guidance that net sales for the fourth quarter of fiscal year 2005 ending June 24, 2005 are expected to be between $65 and $72 million with a loss per share of between $(.08) and $(.17). These projections include $1.7 million related to amortization of intangible assets, or $.04 per share. Amortization of intangible assets is typically excluded from the First Call analyst projections. The Registrant is breaking out this number to improve comparability of the projected GAAP results and the non-GAAP First Call number.

In addition, the Registrant will discuss certain cost-reduction initiatives that are in process including the consolidation of the Pleasanton, California facility and the outsourcing of Austrian manufacturing operations to a contract manufacturer.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Registrant’s judgment regarding future events, and are based on currently available information. Although the Registrant believes it has a reasonable basis for these forward-looking statements, the Registrant cannot guarantee their accuracy and actual results may differ materially from those the Registrant anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Registrant’s ability to develop new and enhanced products, the Registrant’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Registrant’s products and services, and the Registrant’s ability to complete and integrate acquisitions and achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Registrant’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Registrant with the Securities and Exchange Commission.

The information contained in this report on Form 8-K, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

May 27, 2005	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary